UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             Form 8-K/A


                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of report  October 03, 1997


                     CASINO RESOURCE CORPORATION



  Minnesota                       0-22242                  41-0950482
(State or other            (Commission File Number)    (IRS Employer
jurisdiction of incorporation)                          Identification No.)



         707 Bienville Blvd, Ocean Springs, Mississippi 39564
                   (Address of Principal Executive Office)


   Registrant's telephone number, including area code  (228) 872-5558

Item 5.   OTHER EVENTS

 On September 10, 1997, Casino Resource Corporation (the Company) completed a private placement of $800,000 ($707,000 net proceeds) of 13% convertible debentures under Regulation D of the Securities Act of 1933.
The debentures are convertible to common stock after 90 days at 83% of the average closing bid price for the preceding five trading days with mandatory conversion at the end one year. The debentures can also be redeemed by the Company at 120.48% of face value.

 In addition, the Company completed two debt transactions totalling
$1,800,000.

 The first note($800.000) has a one year maturity with interest payable monthly at the greater of 20% per annum or the equivalent of 5% of the gross gaming win, as defined, of the Company's Tunisian casino. This loan is secured by a pledge of the stock of Casino Building Corporation, a wholly owned subsidiary of the Company.

 The second note($1,000,000) matures in nine years with interest payable monthly equivalent to 10% of the EBIDTA of the Company's Tunisian casino, as defined. This debt can be converted by the noteholder into a 10% equity interest in the Company's Tunisian casino subject to regulatory approvals.

 Proceeds from the three transactions will be utilized to complete the Tunsian casino project and for general working capital purposes. All three transactions represent debt of the parent company.




                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CASINO RESOURCE CORPORATION



October 03, 1997
                              /s/ Maurice P. Gaudet
                              --------------------------------
                              Maurice P. Gaudet
                              Chief Financial Officer